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                                                                    Exhibit 23.7


                       CONSENT OF CHARTERED ACCOUNTANTS


      We consent to the use in this Registration Statement of Abraxas Petroleum Corporation on Form S-4 of our report dated February 23, 2001 relating to the December 31, 2000 financial statements of Grey Wolf Exploration Inc. appearing in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Calgary, Canada
June 13, 2001